NSAR ITEM 77O
April 1, 2001 to September 30, 2001
VK Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           Tellium        Thomas Weisel  3,200       0.036      05/17/01
                              Partners LLC

    2          Peabody Energy   Lehman Brothers  11,900    0.079     05/21/01
                  Corp.

    3         Willis Group     Salomon Smith    3,800      0.019     06/11/01
               Holdings          Barney

    4         Odyssey Re       Banc of America  21,500     0.125     06/14/01
               Holdings



Underwriters for #1
Morgan Stanley & Co. Incorporated
Thomas Weisel Partners LLC
UBS Warburg LLC
CIBC World Markets Corp.
Wit SoundView Corporation
Robert W. Baird & Co. Incorporated
Dain Rauscher Wessels  A Division of Dain Rauscher
A.G. Edwards & Sons, Inc.
First Albany Corporation
Edward D. Jones & Co. L.P.
Neuberger Berman, LLC
Brad Peery Inc.


Underwriters for #2
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
A.G. Edwards & Sons, Inc.
ABN AMRO Rothschild LLC
Fidelity Capital Markets, a division of National Financial Services LLC Prudential Securities Incorporated
Robertson Stephens, Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation
Stifel, Nicolaus & Company, Incorporated
Cazenove Inc.
Chatsworth Securities LLC
Fahnestock & Co. Inc.
First Southwest Company
Johnson Rice & Company L.L.C.
Edward D. Jones & Co. L.P.
Petrie Parkman & Co.
Sanders Morris Harris
Lehman Brothers International (Europe)
Bear, Stearns International Limited
Merrill Lynch International
Morgan Stanley & Co. International Limited
UBS AG, acting through its business group UBS Warburg
Cazenove & Co.


Underwriters for #3
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
BNP Paribas
Cochran, Caronia Securities LLC
Conning & Company
Dowling & Partners Securities, LLC
A.G. Edwards & Sons, Inc
Epoch Partners
First Union Securities, Inc.
Fox-Pitt, Kelton Inc.
Friedman, Billings, Ramsey
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Neuberger & Bergman
Shemano Group
Muriel Siebert & Co. Inc.


Underwriters for #4
Banc of America Securities LLC
CIBC World Markets Corp.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BMO Nesbitt Burns Corp.
Cochran, Caronia & Co. Inc.
Ferris, Baker Watts, Inc.
Fox-Pitt, Kelton Inc.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
RBC Dominion Securities Corporation
Scotia Capital (USA) Inc.